SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
(Amendment No.2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 30, 2008,
amended December 17, 2008, and
January 12, 2009

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 30, 2008, Isis Pharmaceuticals, Inc. (“Isis”) and its former subsidiary, Ibis Biosciences (“Ibis”), entered into a Strategic Alliance Master Agreement, a Call Option Agreement and an Investor Rights Agreement with Abbott Molecular Inc. (“AMI”), pursuant to which:

•                  AMI purchased from Ibis common stock of Ibis representing approximately 10.25% of the issued and outstanding common stock of Ibis for a total purchase price of $20 million (the “Initial Investment”);

•                  Ibis granted AMI the right to purchase an additional $20 million of Ibis common stock before July 31, 2008 (the “Subscription Right”); and

•                  Isis granted AMI an exclusive option (the “Call Option”) to acquire from Isis all remaining Ibis capital stock.

AMI exercised the Subscription Right and, on June 27, 2008, purchased an additional $20 million of Ibis common stock (the “Subsequent Investment”).

AMI exercised the Call Option and on December 17, 2008, Isis, Ibis and AMI executed a stock purchase agreement (the “Stock Purchase Agreement”).  Under the Stock Purchase Agreement, AMI purchased the remaining equity ownership in Ibis from Isis for a closing purchase price of $175 million.  Isis, Ibis and AMI completed the acquisition on January 6, 2009.  The Initial Investment and the Subsequent Investment, along with the $175 million paid by AMI at closing, resulted in a total acquisition price of $215 million plus the earnout payments described below.

Under the Stock Purchase Agreement, AMI will also pay Isis earn out payments equal to a percentage of Ibis’ revenue related to sales of Ibis systems, including instruments, assay kits and successor products from the date of the acquisition closing through December 31, 2025 (the “Earn Out Payments”).  The Earn Out Payments will equal 5% of Ibis’ cumulative net sales over $140 million (subject to adjustment) and up to $2.1 billion, and 3% of Ibis’ cumulative net sales over $2.1 billion.  The Earn Out Payments may be reduced from 5% to as low as 2.5% and from 3% to as low as 1.5%, respectively, upon the occurrence of certain events.  As part of the acquisition, Ibis distributed to Isis, immediately prior to the closing, all cash and cash equivalents held by Ibis as of the closing.

Isis issued a press release in connection with the closing of the acquisition and a copy of the press release is furnished as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by this reference.

As of the closing of the acquisition, Ibis is no longer owned by Isis.  As a result, Michael J. Treble and David J. Ecker are no longer employees of Isis, or any of Isis’ subsidiaries.

Item 9.01.                                          Financial Statements and Exhibits.

(b)  Pro forma financial information.

The unaudited pro forma financial information required by Item 9.01 (b) of Form 8-K, is set forth as Exhibit 99.2 to this report on Form 8-K, which exhibit is hereby incorporated by reference.

(d)  Exhibits.

99.1	Press Release dated January 6, 2009.

99.2	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: January 7, 2009	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1	Press Release dated January 6, 2009.

99.2	Pro forma financial information